UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2022

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100

Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 2, 2022, TPI Composites, Inc. (the Company) committed to a restructuring plan in order to rebalance the organization and optimize its global manufacturing footprint. In connection with the plan, and as previously announced on November 3, 2022 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, the Company intends to cease production at its Yangzhou, China manufacturing facility. The Company will reduce its global headcount by approximately 18%, primarily in geographies most impacted by demand. The Company will take action under the restructuring plan beginning in December 2022. The Company currently estimates that it will recognize pre-tax charges to its 2022 financial results of approximately $45 to $60 million, consisting primarily of costs to shut down the Yangzhou manufacturing facility, severance and other one-time termination benefits, real estate-related charges, contract-related asset impairments and other costs. These charges are expected to include cash charges ranging from $24 to $27 million and will be primarily paid in 2023.

The Company also expects to incur a total of approximately $45 million of contract related costs in excess of the estimated remaining revenue to complete a contract through June 2024. The Company expects to recognize approximately $30 million of these costs in 2023 and $15 million in 2024. These excess costs relate to a supply agreement we entered into in July 2021, pursuant to which we took over the production at a customer’s existing manufacturing facility in Matamoros, Mexico. As part of our restructuring plan, we have committed to complete the supply agreement through June 2024, at which time the facility will revert back to the customer. However, we will continue to explore opportunities and options, including potentially amending the contract, to reduce or minimize the impact on our results of operations.

The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the restructuring plan. The Company intends to exclude the charges associated with the restructuring plan from its non-GAAP financial measures.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, the size and scope of the restructuring plan; the number of employee positions that will be affected; the estimate and timing of the charges that we expect to incur in connection with the plan; and the impact on the Company’s financial results. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause the Company’s actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: December 2, 2022	By:	/s/ Ryan Miller
Ryan Miller
Chief Financial Officer